Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-100671) pertaining to the U.S. Bank 401(k) Savings Plan (formerly the U.S. Bancorp 401(k) Savings Plan) of our report dated May 20, 2005, with respect to the financial statements and schedule of the U.S. Bank 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
May 20, 2005